UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, the Board of Directors of RadioShack Corporation (the “Company”) elected Robert E. Abernathy to the Board of Directors.  The Board of Directors determined that Mr. Abernathy is an independent director under the regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Mr. Abernathy has served as Group President – North Atlantic Consumer Products for Kimberly-Clark Corporation (a global health and hygiene company) since 2008.  He is responsible for Kimberly-Clark’s consumer business in North America and Europe, the related customer development and supply chain organizations, and its Global Nonwovens business.  He joined Kimberly-Clark in 1982, and he has served in various positions, including Group President – Developing and Emerging Markets, Group President – Business-to-Business, Managing Director – Kimberly-Clark Australia Pty. Limited, and Vice President – North American Diaper Operations.  Mr. Abernathy currently serves as a member of the board of directors of Kimberly-Clark de México, S. A. B. de C. V.  He served on the board of directors of The Lubrizol Corporation from April 2006 to September 2011.

There is no arrangement or understanding between Mr. Abernathy and any other persons pursuant to which he was selected as a director, and there are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Abernathy has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Abernathy will be compensated for his service on the Board of Directors pursuant to the compensation program that was approved by the Board of Directors on May 19, 2011 for non-employee directors (the “Program”).  Pursuant to the Program, Mr. Abernathy will receive an annual board retainer fee of $85,000.  He will also receive an initial grant of deferred stock units under the Deferred Stock Unit Plan for Non-Employee Directors (the “DSU Plan”) in an amount equal to the number of shares of the Company’s common stock with a fair market value of $150,000 on the date he attends his first meeting of the Board of Directors.  In addition to the Program, Mr. Abernathy will be eligible to participate in the Company’s Unfunded Deferred Compensation Plan for Directors (the “UDCP Plan”).  Under the UDCP Plan, Mr. Abernathy may elect to defer all or 50% of his annual board retainer fee in the form of cash or common stock units.  The DSU Plan and UDCP Plan are described further in the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2011.

A copy of the press release issued by the Company announcing the election of Mr. Abernathy to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release, dated November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: November 21, 2011	/s/ James F. Gooch
James F. Gooch
President and
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit No.                       Description
99.1                                 Press Release, dated November 21, 2011.